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                                                                   EXHIBIT 23.3

                       CONSENT OF CHARTERED ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 21, 1999, except as to Note 12(c) which is as of July 23, 1999, relating to the financial statements of E-TEK ElectroPhotonics Solutions Corporation (formerly ElectroPhotonics Corporation), which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP
Toronto, Canada
July 27, 1999